UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 9, 2021

Baxter International Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224)948-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
Chicago Stock Exchange
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
0.4% Global Notes due 2024	BAX 24	New York Stock Exchange
3.95% Global Notes due 2030	BAX 30	New York Stock Exchange
1.73% Global Notes due 2031	BAX 31	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

EXPLANATORY NOTE
On December 13, 2021, Baxter International Inc., a Delaware corporation (the “Company”), completed the previously announced acquisition of Hill-Rom Holdings, Inc., an Indiana corporation (“Hillrom”), pursuant to the Agreement and Plan of Merger, dated September 1, 2021 (the “Merger Agreement”), by and among the Company, Bel Air Subsidiary, Inc., an Indiana corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Hillrom. In accordance with the terms of the Merger Agreement, Merger Sub merged with and into Hillrom (the “Merger”), with Hillrom surviving the Merger as a wholly owned subsidiary of the Company. The Merger became effective upon the filing of the articles of merger with the Secretary of State of the State of Indiana on the date hereof (the “Effective Time”).
The Merger Agreement and the transactions contemplated thereby were previously described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 2, 2021.
Item 2.01 Completion of Acquisition or Disposition of Assets
The information set forth in the Introductory Note of this Current Report is incorporated by reference herein.
At the Effective Time, each share of common stock, no par value, of Hillrom (the “Hillrom Common Stock”) outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) was cancelled and converted into the right to receive cash in the amount of $156.00 per share (the “Merger Consideration”).
At the Effective Time, (a) each stock option to purchase shares of Hillrom Common Stock that was outstanding immediately prior to the Effective Time became fully vested and was cancelled and converted into the right to receive a cash payment, without interest, equal to the product of (i) the Merger Consideration, net of the applicable exercise price, and (ii) the number of shares of Hillrom Common Stock subject to such stock option immediately prior to the Effective Time, less applicable taxes, (b) each Hillrom restricted stock unit award that was outstanding immediately prior to the Effective Time and was granted prior to the date of the Merger Agreement became fully vested and was cancelled and converted into the right to receive a cash payment, without interest, equal to the product of (i) the Merger Consideration and (ii) the number of shares of Hillrom Common Stock subject to such award immediately prior to the Effective Time, less applicable taxes, (c) each Hillrom restricted stock unit that was granted on or after the date of the Merger Agreement was converted into a Company restricted stock unit award based on a ratio of the value of the Merger Consideration to the value of a share of Company common stock as of the Effective Time and will remain subject to the original vesting schedule and continued service requirements, with acceleration of vesting upon certain qualifying terminations of employment, and (d) each Hillrom performance-based restricted stock unit award that was outstanding immediately prior to the Effective Time became fully vested and was cancelled and converted into the right to receive a cash payment, without interest, equal to the product of (i) the Merger Consideration and (ii) the number of shares subject to such award immediately prior to the Effective Time, based on a payout percentage of 146% (in the case of any such award granted in Hillrom’s 2020 fiscal year) or 187.5% (in the case of any such award granted in Hillrom’s 2021 fiscal year), less applicable taxes. Under the terms of the Merger Agreement, any Hillrom restricted stock unit granted to a non-employee director on or after the date of the Merger Agreement would have been treated in the same manner as restricted stock units granted prior to the date of the Merger Agreement (as described in clause (b) above), however, no Hillrom restricted stock units were granted to non-employee directors on or after the date of the Merger Agreement.
The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 2, 2021, and is incorporated by reference herein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment and Compensation of Ms. Nancy M. Schlichting as Director. On December 13, 2021, the Company appointed Ms. Nancy M. Schlichting to the Board of Directors of the Company (the “Board”) and the Board’s Nominating, Corporate Governance & Public Policy Committee and Compensation Committee effective immediately.
Ms. Schlichting will be compensated for her service as a director pursuant to the Company’s Non-Employee Director Compensation Plan and will be eligible to participate in the Company’s Directors’ Deferred Compensation Plan. In connection with joining the Board, Ms. Schlichting was granted equity awards as compensation for a portion of her 2022 service (representing the period between December 13, 2021 and the 2022 Annual Meeting) in an amount consistent with the awards granted annually to non-employee directors, prorated for the full calendar months to be served during such period in accordance with the terms of the Company’s Non-Employee Director Compensation Plan. Ms. Schlichting’s initial term will expire on the date of the 2022 Annual Meeting.

Retirement of Mr. John D. Forsyth. On December 9, 2021, Mr. John D. Forsyth notified the Company of his decision to retire from the Board, and the Board’s Nominating, Corporate Governance & Public Policy Committee and Compensation Committee, in each case effective as of May 1, 2022. Ms. Schlichting will become the chair of the Board’s Compensation Committee immediately after the effectiveness of Mr. Forsyth’s retirement.
Change of Board Size. In connection with Ms. Schlichting’s appointment, the Board increased the size of the Board by one director to 13 directors (effective as of December 13, 2021) and appointed Ms. Schlichting to fill the newly created vacancy. The Board size will automatically decrease to 12 directors in connection with Mr. Forsyth’s retirement from the Board on May 1, 2022.
Item 7.01 Regulation FD Disclosure.
On December 13, 2021, the Company and Hillrom issued a joint press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is furnished under this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
(a) Financial statement of business acquired
The financial statements required by Item 9.01(a) of Form 8-K are included as Exhibit 99.2 and incorporated by reference herein.
(b) Pro forma financial information
The pro forma financial information required by Item 9.01(b) of Form 8-K is included as Exhibit 99.3 and is incorporated by reference herein.
(d) Exhibits

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated September 1, 2021, by and among Baxter International Inc., Hill-Rom Holdings, Inc. and Bel Air Subsidiary, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 2, 2021).

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Hill-Rom Holdings, Inc.

99.1	Press Release, dated December 13, 2021.

99.2	Hill-Rom Holdings, Inc.'s audited consolidated financial statements and related notes for the years ended September 30, 2021 and 2020.

99.3	Unaudited pro forma condensed combined financial statements as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, each as amended, concerning the Company’s financial results, business development activities, capital structure, cost savings initiatives, R&D pipeline, including results of clinical trials and planned product launches, and financial outlook for 2021-2024 for the standalone Company and the combined companies.

Forward-looking statements provide current expectations of future events and include any statements that do not directly relate to any historical or current fact.
Actual results could differ materially from those discussed in the forward-looking statements, as a result of factors, risks and uncertainties, not under the Company’s control, including, but not limited to: (i) the impact of global economic conditions (including potential trade wars) and public health crises and epidemics, such as the ongoing coronavirus (COVID-19) pandemic, on the Company and its customers and suppliers, including foreign governments in countries in which the Company operates; (ii) the demand for and market acceptance of risks for new and existing products (including the impact of reduced hospital admission rates and elective surgery volumes); (iii) product development risks (including any delays in required regulatory approvals); (iv) product quality or patient safety concerns; (v) the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; (vi) accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Hillrom, Cheetah Medical, Seprafilm Adhesion Barrier and PerClot Polysaccharide Hemostatic System and specified rights to Caelyx/Doxil in territories outside the U.S., and Transderm Scop); (vii) loss of key employees or inability to identify and recruit new employees; (viii) breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft; (ix) future actions of national and foreign regulatory and governmental authorities, including Food and Drug Administration, the Department of Justice, the Federal Trade Commission, the Securities and Exchange Commission, the New York Attorney General and the Environmental Protection Agency, including the continued delay in lifting the warning letter at the Company’s Ahmedabad facility or proceedings related to the investigation related to foreign exchange gains and losses; (x) uncertainties regarding actual or potential legal proceedings, including the opioid litigation, ethylene oxide litigation and litigation related to the Company’s internal investigation of foreign exchange gains and losses; (xi) successful integration of Hillrom with the Company and the realization of anticipated benefits of the acquisition (including anticipated synergies and net leverage targets) within the expected timeframes or at all; (xii) increasing regulatory focus on privacy and security issues; failures with respect to compliance programs; (xiii) U.S. healthcare reform and other global austerity measures; (xiv) pricing, reimbursement, taxation and rebate policies of government agencies and private payers; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement; (xv) the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; (xvi) global, trade and tax policies; (xvii) any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax; (xviii) actions taken by tax authorities in connection with ongoing tax audits; (xix) fluctuations in foreign exchange and interest rates; and (xx) and other factors discussed in “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and other filings with the SEC, which are available on the Company’s website and at http://www.sec.gov. The Company is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 13, 2021

BAXTER INTERNATIONAL INC.

By:	/s/ James K. Saccaro
Name:	James K. Saccaro
Title:	Executive Vice President and
Chief Financial Officer